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                                  EXHIBIT 23.2




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to incorporation by reference in the Registration Statement (Form S-8
No. 333-      ) pertaining to the registration of 1,815,000 shares of its common stock of our report dated January 22, 1999, except with respect to Note 16, as to which the date is March 31, 1999, with respect to the consolidated financial statements and schedule of PowerCerv Corporation and subsidiary included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                                    /s/ Ernst & Young

Tampa, Florida
November 9, 1999